SUB ITEM 77D

Effective October 23, 2007, the Trustees authorized the Trust to incur indebtedness up to 33-1/3% of its gross assets.Such authorization is consistent with the Trust's Investment Objectives and Policies contained in Amendment No. 13 to the Registration Statement of the Trust (File No. 811-4975),as filed with the Securities and Exchange Commission via EDGAR on February 28,2006 on Form N-2 under the Investment Company Act of 1940. Such document is incorporated herein by reference.